THE RBB FUND, INC.
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS


The Board of Directors (the "Board") of The RBB Fund, Inc. (the "Company") has adopted this Code of Ethics (the "Code") for certain senior officers of the Company to guide and remind such officers of their responsibilities to the Company, and shareholders of the series of the Company (the "Funds"). Such officers are expected to act in accordance with the guidance and standards set forth in this Code.

I.     COVERED OFFICERS AND PURPOSE OF THE CODE

The Code applies to the Company's President, who is the Company's principal executive officer, and the Treasurer, who is the Company's principal financial officer, and any persons performing similar functions on behalf of the Company, regardless of whether such persons are employed by the Company or a third party (the "Covered Officers") for the purpose of promoting:

    o  honest and ethical  conduct,  including the ethical handling of actual or
       apparent   conflicts  of  interest   between  personal  and  professional
       relationships;

    o full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company*;

    o  compliance with applicable laws and governmental rules and regulations;

    o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

    o  accountability for adherence to the Code.

Each Covered Officer is obligated to use his or her best efforts to promote the factors listed above, should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.    ETHICAL HANDLING OF ACTUAL AND APPARENT  CONFLICTS OF INTEREST

       A.   CONFLICTS OF INTEREST - GENERAL

            1. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the Company and its shareholders, including if a Covered Officer, or a member of his or her


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* If a Covered Person becomes aware that information  filed with the SEC or made available to the public contains any false or misleading information or omits to disclose necessary information, he or she shall promptly report it to the Audit Committee.

                family, receives improper personal benefits as a result of his or her position with the Company.

            2. A conflict of interest generally arises if a Covered Officer, or a member of his or her family, directly or indirectly participates in any investment, interest, association, activity or relationship that may impair or appear to impair the Covered Officer's objectivity.

       B.       SCOPE

                This Code does not, and is not intended to, repeat or replace the following programs and procedures, and such conflicts that fall outside of the parameters of this Code:

            1. Certain conflicts of interest already are subject to conflicts of interest provisions in the Investment Company Act of 1940, as amended (the "1940 Act"), and the Investment Advisers Act of 1940 (the "Advisers Act").

            2. The Company's and each investment adviser's compliance programs and procedures that are designed to prevent, or identify and correct, violations of these provisions.

       C.       TYPES OF CONFLICTS

                1.  CONTRACTUAL RELATIONSHIPS

                Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company, investment advisers, or service providers of which the Covered Officers may also be officers or employees. As a result, this Code recognizes that the Covered Officers may, in the normal course of their duties (whether formally for the Company, for the investment adviser or for the service providers), be involved in establishing policies and implementing decisions that will have different effects on the Company, each adviser and the administrator. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the investment adviser or administrator and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the 1940 Act and the Advisers Act, such activities will be deemed to have been handled ethically.

                2.  OTHER INVESTMENT COMPANIES

                In addition, it is recognized by the Company's Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.


                3.  ADDITIONAL CONFLICTS

                  Other conflicts of interest may be covered by the Code, even if such conflicts of interest are not subject to provisions in the 1940 Act and the Advisers Act.

       D.       PERSONAL INTERESTS

       The major principle of this Code is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that this list is not exhaustive.

       Each Covered Officer must:

       o not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

       o not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Company;

       o not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

       o report at least annually affiliations or other relationships with the Company, each investment adviser or the distributor, including any related conflict of interest.

       E.       REPORTING OF CONFLICTS

                1.  Required Disclosures

                    If certain conflict of interest situations are engaged in by Covered Officers or by members of their family, these conflicts of interest must be promptly discussed with the Audit Committee. These conflicts of interest include:

                    o service as a director on the board of any public or private company;

                    o the receipt of any non-nominal gifts in excess of $250.00;

                    o the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

                    o any ownership interest in, or any consulting or employment relationship with, any of the Company's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

                    o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership; and

                    o any other interest, relationship or matter that a Covered Person or the Board determines, in his or her reasonable judgement, warrants disclosure.

                2.  Recommended Disclosures

                    There are potential conflict of interest situations, which may be engaged in by Covered Officers or by members of their family, that should be discussed with the Audit Committee. A Covered Person should use reasonable judgement to determine if a conflict, other than conflicts listed under section E(1), is material and warrants disclosure to the Audit Committee.

III.   COMPLIANCE AND DISCLOSURE

       A.   COMPLIANCE

            Each Covered Officer should:

            1. familiarize himself or herself with the disclosure requirements generally applicable to the Company;

            2. not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's directors and auditors, governmental regulators and self-regulatory organizations and any other organization;

            3. to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Company, investment advisers and other service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Company files with, or submits to, the SEC and in other public communications made by the Company; and

            4. promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

       B.   DISCLOSURE

            Unless otherwise required by law, this Code shall be disclosed as required by the SEC.


IV.    ACCOUNTABILITY

       Each Covered Officer must:

       o upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board on the certification attached hereto as Appendix A that he or she has received, read, and understands the Code;

       o annually thereafter affirm to the Board that he or she has complied with the requirements of the Code and reported any violations of the Code;

       o not retaliate against any other Covered Officer or any employee of the Company affiliated persons of the Company or the Company's service providers for reports of potential violations that are made in good faith; and

       o notify the Chairman of the Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.


V.     REPORTING PROCEDURES

       1.   RESPONSIBILITY**

            o The Company's Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.

            o The Company's Audit Committee may consult Company counsel in order to effectively discharge its responsibilities.



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** The Audit  Committee  may delegate  its  responsibilities  and  investigation procedures to the Chairman of the Audit  Committee.

       2.   INVESTIGATION PROCEDURES**

            The Company will follow these procedures in investigating and enforcing the Code:

            o   The  Audit  Committee  will  take  all  appropriate   action  to
                investigate any potential violations of the Code;

            o If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action;

            o Any matter that the Audit Committee believes is a violation of this Code will be reported to the Board; and

            o If the Board concurs that a violation has occurred, it will take action which it considers appropriate. Such action may include a review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of each service provider or its governing body; or a recommendation to dismiss the Covered Officer.

       3.   WAIVERS

            Any approvals or waivers(psi), implicit or otherwise, sought by a Covered Person will be considered by the Audit Committee. Such Committee will be responsible for granting waivers, as appropriate; and any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

            A waiver is the approval of a material departure from a provision of this Code. An implicit waiver is the Company's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Audit Committee of the Company.

V.     OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company, each investment adviser, distributor, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company's and its investment advisers' and distributor's codes of ethics under Rule 17j-1 under the 1940 Act


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** The Audit  Committee  may delegate  its  responsibilities  and  investigation procedures to the Chairman of the Audit  Committee.

(see Exhibit A for a list of the investment advisers and distributor of the Company) are separate requirements applying to the Covered Officers and others, and are not part of this Code.


VI.    AMENDMENTS

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of disinterested directors, as that term is defined by the 1940 Act.

VII.   CONFIDENTIALITY AND RECORDKEEPING

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Audit Committee.

Subject to the confidentiality provisions above, the Company will maintain and preserve for a period of not less than six (6) years from the date of submission or the date action is taken, the first two (2) years in an easily accessible place, a copy of the Covered Officer's annual certifications and any information or materials supplied to the Audit Committee that provided the basis for any amendment or waiver to this Code or relating to any violation of the Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Board.

VIII.  INTERNAL USE

The Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.


Adopted: July 23, 2003
REVISED: SEPTEMBER 13, 2005

EXHIBIT A

List of Advisers and Distributor

       Abundance Technologies, Inc.
       Bear Stearns Asset Management
       BlackRock Institutional Management Corporation
       Bogle Investment Management LP
       Hilliard Lyons Research Trust
       Marvin & Palmer Associates
       Robeco Investment Management
       Schneider Capital Management, Inc.
       Sustainable Asset Management

       PFPC Distributors, Inc.

APPENDIX A
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                               THE RBB FUND, INC.

        CERTIFICATION AND ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS FOR
                PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS


I acknowledge and certify that I have received a copy of the Code of Ethics for Principal Officers and Senior Financial Officers of The RBB Fund, Inc. (the "Code"). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.


APPLICABLE NEXT YEAR:

I acknowledge that I complied with the Code for the fiscal year ended _________.

I acknowledge that I reported all violations of this Code of Ethics for the fiscal year ended ___________ of which I am aware.

(PLEASE   SUBMIT   ON  A   SEPARATE   PIECE  OF  PAPER,   EXCEPTIONS   TO  THESE
ACKNOWLEDGEMENTS.)



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Officer Name (Please Print)                   Officer Signature


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